Exhibit 5.1

Our File Number: 9998

Writer’s Direct Dial Number: (954) 462-2000

Writer’s Direct Fax Number: (954) 888-2002

Writer’s E-Mail Address: GSchmidt@gunster.com

February 4, 2020

Professional Holding Corp.

396 Alhambra Circle, Suite 255

Miami, FL 33134

Re:	Professional Holding Corp. – Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Professional Holding Corp., a Florida corporation (the “Company”), in connection with the preparation and filing of the Company’s Registration Statement on Form S-1 (Registration No. 333-235822), as initially filed with the Securities and Exchange Commission (“Commission”) under the Securities Act of 1933, as amended (“Securities Act”), on January 6, 2020 (and, as thereafter amended, the “Registration Statement”), relating to the registration of the offering for sale by the Company of an aggregate amount of 3,565,000 shares (“Shares”) of the Company’s Class A Voting Common Stock, $0.01 par value per share (the “Class A Common Stock”), 465,000 of which are issuable pursuant to the underwriters’ over-allotment option. This opinion is being furnished in accordance with the requirements of Item 601(b)(5) of Regulation S-K of the General Rules and Regulations under the Securities Act.

In connection with rendering the opinion set forth below, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of (a) the Registration Statement, (b) the Articles of Incorporation of the Company, as amended to date and currently in effect, (c) the Bylaws of the Company, as amended to date and currently in effect, (d) the Underwriting Agreement in substantially the form filed as Exhibit 1.1 to the Registration Statement, pursuant to which the Shares are to be sold, and (e) certain resolutions of the Board of Directors of the Company relating to the transactions described in the Registration Statement. We have also examined originals or copies, certified or otherwise identified to our satisfaction, of such records of the Company and such agreements, certificates and receipts of public officials, certificates of officers or other representatives of the Company and others, and such other documents, certificates and records as we have deemed necessary or appropriate as a basis for the opinion set forth below.

In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, the authenticity of the originals of such copies, and the accuracy and completeness of the corporate records made available to us by the Company. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials. In addition, we have assumed that the Registration Statement, and any amendments thereto, have become effective under the Securities Act.

Professional Holding Corp.

February 4, 2020

Based upon, subject to and limited by the foregoing, we are of the opinion that the Shares to be issued and sold by the Company, when issued, sold, paid for and delivered as contemplated by the Registration Statement, will be legally issued, fully paid and nonassessable.

Nothing contained in this opinion shall be deemed to be an opinion other than the opinion set forth in the immediately preceding paragraph.

Except as provided in the next paragraph, this opinion may not be disclosed, quoted, filed with a governmental agency or otherwise referred to without our written consent. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable law.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act and the rules and regulations thereunder.

Respectfully submitted,

/s/ GUNSTER, YOAKLEY & STEWART, P.A.
GUNSTER, YOAKLEY & STEWART, P.A.